Exhibit 10 (c)
AMENDMENT NUMBER 1 TO THE
CERNER ASSOCIATE EMPLOYMENT AGREEMENT
          This AMENDMENT NUMBER 1 TO THE CERNER ASSOCIATE EMPLOYMENT AGREEMENT, by and between CERNER CORPORATION (“Cerner”) and E.H. Devanny, III (“you”), is effective November 1, 2008.
          Cerner and you entered into an employment agreement dated August 13th, 1999 (the “Employment Agreement”) and, in order for the Employment Agreement to be compliant with the new deferred compensation rules under Internal Revenue Code Section 409A, both parties desire to amend the Employment Agreement as follows:
          1. The following sentence shall be added as the last sentence in Section 2.C.
For purposes of this entire agreement, any reference to “terminates your employment,” “terminated your employment” or words of similar effect shall have the same meaning as a “separation from service” under Internal Revenue Code (the “Code”) section 409A(a)(2)(A)(i) and are to be interpreted in a manner consistent with such section and applicable Treasury regulations issued thereunder.
          2. The fifth and sixth sentences in Section 2.D. are replaced in their entirety as set forth below and a new sentence is added to Section 2.D., immediately after the new sixth sentence, as set forth below. All other sentences within Section 2.D remain in tact and unchanged.
You also understand and agree that, at Cerner’s sole discretion and option, and with respect to all severance amounts you are eligible to receive that are less than the limit provided in United States Treasury Regulation Section 1.409A-1(b)(9)(iii) (which limit is currently $460,000 and is indexed each year) (the “Separation Pay Limit”), Cerner may elect to pay such severance amounts, or any part thereof, in a lump sum payment as opposed to making such payment on Cerner’s regular paydays. Any such lump sum payment shall have no effect upon your obligations to comply with your non-competition obligations under Paragraph 7. Any severance amounts you are eligible to receive that equals or exceeds the Separation Pay Limit will be paid in a lump sum as soon as practicable within 90 days of the date Cerner terminates your employment; provided, however, if you are a “specified employee” (as defined in Code section 409A(a)(2)(B)(i)), such excess amount shall be paid on the first day of the seventh month following the date Cerner terminates your employment.
          3. In all other respects your Employment Agreement shall remain in effect and is hereby confirmed by the parties.

CERNER CORPORATION
/s/ Julia M. Wilson
Julia M. Wilson, Sr. Vice President & Chief People Officer

/s/ E.H. Devanny, III
E.H. Devanny, III